EXHIBIT 10.175

                     SIXTH AMENDMENT TO EMPLOYMENT AGREEMENT

         This Sixth Amendment to Employment Agreement (the "Amendment") is entered into as of June 4, 1999 by and between CATALINA LIGHTING, INC., a Florida corporation (the "Company") and Robert Hersh (the "Employee").

                                    RECITALS:

         A. The Company and the Employee entered into an Employment Agreement, dated October 1, 1989, which was subsequently amended by addendum dated May 7, 1990 and amendments dated August 27, 1990, April 8, 1991, June 10, 1992, October 1, 1993 and October 1 1994 pursuant to which the Employee has been employed as Executive Vice President of the Company (collectively, the "Agreement").

         B. The Company and the Employee wish to enter into this Sixth Amendment in order to further amend the terms of the Agreement.

         NOW, THEREFORE, each of the parties agrees as follows:

         1. Section 5.1(b) of the Agreement is deleted in its entirety and shall be replaced by the following Section 5.1(b):

                  5.1(b) "COMPENSATION" shall mean payment to which Employee is entitled under the provisions of Section 3.1, 3.2 (payment under Section 3.2 shall be based upon the Pre-Tax Profits of the four quarter period immediately preceding the quarter in which the Employee is terminated) and an amount equal to annual benefits which the Company has provided to Employee pursuant to Article 4, including but not limited to payments for medical, life and disability insurance, and automobile rental and expenses.

         2. In consideration for the Employee's agreement to modify the bonus structure under this Agreement in the future and on mutually agreeable terms between the Company

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                  and the Employee commencing October 1, 1999, Article 2 of the
                  Agreement is deleted in its entirety and replaced by the following sections constituting Article 2;

                  2.1 NUMBER OF YEARS. Subject to the provisions of Article 5 below, the term of this Agreement shall be for the period commencing October 1, 1991 and shall terminate as provided below (the "Term"). The Term shall be a continuous three year period running such that on each "Anniversary Date", as defined below, one additional year automatically shall be added. On any Anniversary Date either party may provide written notice to the other party of that party's intention not to extend the Term of this Agreement beyond the number of years then remaining in the Term, which number shall always be three. Such written notice shall be deemed the notice to terminate this Agreement at the end of the three year term then in effect. The "Anniversary Date", as used herein, shall be the first day of the second year of the Term and the first day of each subsequent year, including each year beyond the first three years of the Term. It is the intention of the parties that the Term as of each Anniversary Date automatically shall be three years, that three years written notice shall be required to terminate this Agreement, except as otherwise provided in Article 5 below, and that said written notice to terminate may only be given on an Anniversary Date.

                  2.2 SEVERANCE. The Company has provided written notice to the Employee of its intention not to extend the Term of the Employee's Employment Agreement beyond the number of years then remaining in the Term. In the event that the Employee's employment is not terminated pursuant to any other section of this Agreement, then Employee shall be entitled to a severance payment, at the end of the Term, and the provisions of Article 6 of the Agreement shall apply.

                  2.3 PAYMENT OF SEVERANCE. Such severance payment shall be an amount equal to two times his base annual salary and benefits including but not limited to payments for life, medical and disability insurance and automobile rental and expenses for the final year in the Term and shall be made during the final thirty
                           (30) days of the Term.

         3. Articles 6.1(a) and 6.1(b) of the Agreement is deleted in its entirety and replaced by the following section constituting Articles 6.1 (a) and 6.1(b):

                  6.1(a) He shall not at any time, directly or indirectly, for himself or any other person, firm, corporation, partnership, association or other entity which competes in any manner with the Company or any of its subsidiaries or affiliates in the United States of America or its territories or possessions (collectively, the "Territory"), attempt to

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                  employ, employ or enter into any contractual arrangement for employment with, any employee or former employee of the Company or any of its subsidiaries or affiliates, unless such former employee shall not have been employed by the Company of any of its subsidiaries or affiliates for a period of at least two years.

                  6.1(b) He shall not, during the term of this Agreement, and for a period of two years from and after the date of termination of this Agreement, directly or indirectly, (I) acquire or own in any manner any interest in, or loan any amount to, any person, firm, partnership, corporation, association or other entity which competes in any manner with the Company or any of its subsidiaries or affiliates in the Territory, (ii) be employed by or serve as an employee, agent, officer, director of, or as a consultant to, any person, firm, partnership, corporation, association or other entity, other than the Company and its subsidiaries and affiliates, which competes in any manner with any of the Company or its subsidiaries or affiliates in the Territory, or (iii) compete in any manner with the Company or its subsidiaries or affiliates in the Territory. The foregoing provisions of this
                  Section 6.1(b) shall not prevent the Employee from acquiring or owning not more than five percent (5%) of the equity securities of any entity whose securities are listed for trading on a national securities exchange or are regularly traded in the over-the-counter securities market.

         3. Except as modified by this Sixth Amendment, the Agreement as modified by the addendum and all prior amendments shall remain unaffected by this Amendment and shall remain in full force and effect. All references to the Agreement shall be deemed to refer to the Agreement as modified by the addendum and the First, Second, Third, Fourth, Fifth and this Sixth Amendment.

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         Each of the Company and the Employee has executed and delivered this
Amendment as of the date first written above.

                                  THE COMPANY:

                                  Catalina Lighting, Inc., a Florida corporation

                                  By:________________________________________
                                     Ryan Burrow, Director

                                  THE EMPLOYEE:

                                  ___________________________________________
                                  Robert Hersh

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